GENEREX BIOTECHNOLOGY CORPORATION

NUGENEREX IMMUNO-ONC0L0GY, INC.

10102 USA Today Way Miramar, FL 33025

December 15, 2020

Via email yj@youfeng-bj.com

The Ii-Key Innovative COVID-19 Vaccine Development Agreement with China

Dear Maggie Wang:

Re: Extension for $5 Million Payment to Generex Biotechnology Corporation and NuGenerex Immuno-Oncology Inc.

We make reference to your written request for an extension to make the Five Million Dollar ($5,000,000 USD) payment under the Ii-Key Innovative Vaccine Development Agreement signed November 13, 2020 (the "Agreement") by and between Generex Biotechnology Corporation and its majority owned entity NuGenerex Irnmuno-Oncology, Inc., (collectively "Generex") with Beijing Youfeng International Consulting Co., Ltd ("BYIC"), National Institute for Viral Disease Control and Prevention, Chinese Centre for Disease Control and Prevention (''NIVDC") and Beijing Guoxin Haixiang Equity Investment Partnership ("BGHEIP" and together with BYIC and NIVDC, the "China Partners").

We make further reference to your request for such payment of the Five Million Dollar ($5,000,000USD)under the Agreement to be wired next week or latest before December 31, 2020.

We hereby confirm our mutual acceptance of your request for payment extension as outline above.

Please confirm your acceptance of such extension on behalf of the China Partners by signing this letter where indicated below and returning it to the undersigned.

Yours, Truly

GENEREX BIOTECHNOLOGY COPORTATION/ NUGENEREX IMUNO-ONCOLOGY, INC.

/s/ Joesph Moscato
Joe Moscato
President & Chief Executive Officer

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